UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 4, 2012

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

BLUE NILE, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	000-50763	91-1963165
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

411 FIRST AVENUE SOUTH, SUITE 700, SEATTLE, WASHINGTON, 98104

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(206) 336-6700

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE

N/A

(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

5.02 (c) Appointment of Chief Executive Officer and President

On March 19, 2012, Blue Nile, Inc. (“Blue Nile”) announced that Harvey Kanter, age 50, was named Blue Nile’s Chief Executive Officer and President effective upon his commencement of employment with Blue Nile, which is expected to begin on March 30, 2012 (“Start Date”). Upon his commencement of employment with Blue Nile, Mr. Kanter will also be appointed to Blue Nile’s Board of Directors.

Kanter joins Blue Nile from Moosejaw Mountaineering and Backcountry Travel, Inc., a leading multi-channel retailer of premium outdoor apparel and gear, where he served as the President and Chief Executive Officer since January 2009. From April 2003 to June 2008, Kanter served in various executive positions at Michaels Stores, Inc. (“Michaels”), a specialty retailer of arts and crafts, most recently serving as the Executive Vice President and Managing Director from March 2006 to June 2008. While at Michaels, Kanter also served as the President of Aaron Brothers, Inc., a division of Michaels, from April 2003 to March 2006. From October 1995 to March 2003, Kanter served in various management positions at Eddie Bauer, Inc. (“Eddie Bauer”), a premium outdoor retailer, including serving as the Vice President and Managing Director of Eddie Bauer Home, a division of Eddie Bauer. Prior to Eddie Bauer, Kanter held positions at several other retailers, including Sears Roebuck Company, a multi-line retailer, and Broadway Stores, Inc. (known as, Carter Hawley Hale Department Stores), a department store. Kanter holds a M.B.A from Babson College and a B.S. from Arizona State University.

Pursuant to Kanter’s offer letter, dated March 2, 2012 and accepted by Kanter on March 4, 2012, Kanter will receive an annual base salary of $650,000 and is eligible to participate in the Executive Cash Bonus Plan for Fiscal Year 2012. His 2012 target bonus is 75% of his base salary for fiscal year 2012 (prorated based on the number of months of employment). This bonus award can range from 0% to 200% of the target depending upon Blue Nile’s performance and Kanter’s individual performance against key objectives established by Blue Nile’s Compensation Committee.

Subject to Kanter relocating to the Seattle area by September 30, 2012, Blue Nile will reimburse him for reasonable relocation expenses, for which he will use reasonable efforts to keep below $100,000. Kanter will also receive a signing bonus of $100,000 along with his first regular paycheck. If Kanter leaves Blue Nile within twelve months of his Start Date voluntarily or is terminated for “Cause” (as defined in his offer letter), he is required to pay back his relocation expenses and his signing bonus.

On Kanter’s start date, he will be granted a non-statutory stock option to purchase 154,500 shares of common stock of the Company. The exercise price of his option will be the closing sales price as quoted on the NASDAQ National Market on the last market trading day prior to his Start Date. His options will vest over four years, with one fourth (1/4) of the shares subject to the option vesting on the first-year anniversary of his start date and one forty-eighth (1/48) of the shares subject to the option vesting each month thereafter. Kanter’s stock option grant will be issued under Blue Nile’s 2004 Equity Incentive Plan (the “Plan”) and will be subject to the terms and conditions of such Plan and the award agreement associated with such grant. The Plan was previously filed with the Securities and Exchange Commission as an Exhibit to Blue Nile’s Form S-1 Registration Statement.

Pursuant to the terms of Kanter’s offer letter, if prior to a “Change of Control” (as defined in Blue Nile’s Amended & Restated Change of Control Severance Plan (the “Severance Plan”), he is terminated without Cause, and subject to satisfaction of specified conditions, Blue Nile will pay the following severance benefits: (1) a lump sum cash payment equal to 100% of his then-current annual base salary; and (2) a cash payment equal to the applicable COBRA premiums for up to 12 months.

Kanter will be eligible to participate in Blue Nile’s standard Change of Control Severance Plan, a copy of which was previously filed with the Securities and Exchange Commission as an Exhibit to Blue Nile’s Form 10-K for the period ending January 1, 2012.

Kanter will be eligible to participate in Blue Nile’s standard benefits package, including medical and dental plans, life insurance and disability coverage, as well as Blue Nile’s 401(k) Retirement Savings Plan. Blue Nile will enter into an indemnity agreement with Kanter in the form previously described in and filed as an Exhibit to Blue Nile’s Form 8-K filed on November 8, 2010.

Kanter will not receive any additional compensation for serving on Blue Nile’s Board of Directors. With the addition of Kanter to the Board of Directors, the size of the Board of Directors will increase to eight directors.

The summary of the material terms of the offer letter set forth above is qualified in its entirety by reference to the offer letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

5.02 (b) Resignation of Interim Chief Executive Officer

Effective upon the commencement of Kanter’s employment with Blue Nile, Vijay Talwar will no longer perform the functions of Blue Nile’s interim Chief Executive Officer, but will serve as Blue Nile’s General Manager and President of International. Talwar will receive $45,000 for transitional services.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

10.1	Offer Letter with Harvey S. Kanter dated March 2, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ Terri K. Maupin
Terri K. Maupin
Dated: March 19, 2012		Chief Accounting Officer (Principal Accounting Officer)

	By:	/s/ David Binder
David Binder
Dated: March 19, 2012		Chief Financial Officer (Principal Financial Officer)